EXHIBIT 99.1

NEWS RELEASE

For More Information Contact:	For Release - July 21, 2009
J. Downey Bridgwater, Chairman, President and Chief Executive Officer, (713) 507-2670 Zach L. Wasson, Executive Vice President and Chief Financial Officer, (713) 507-1297

STERLING BANCSHARES REPORTS SECOND QUARTER 2009 EARNINGS

- Second Quarter Impacted by TARP Redemption and Special FDIC Assessment

HOUSTON, TX, July 21, 2009 – Sterling Bancshares, Inc. (NASDAQ: SBIB) today reported net income of $2.6 million for the second quarter of 2009 which included pretax charges of $2.3 million for a special FDIC insurance assessment and expense reduction costs of $2.1 million for a total reduction of $0.04 per diluted common share.   Net loss applicable to common shareholders was $4.9 million or $0.06 per diluted common share which included a one-time accelerated dividend of $7.5 million or $0.10 per diluted common share related to the early redemption of preferred stock issued under the U.S. Treasury’s Troubled Assets Relief Program (“TARP”).  Combined these three charges reduced net income applicable to common shareholders $0.13 for the second quarter of 2009.

Highlights for the quarter include the following:

•	Redemption of $125 million of preferred stock issued under the U.S. Treasury’s TARP
•	Completed $55 million common stock offering
•	Strong net interest margin of 4.33%
•	Period-end deposit growth of $264 million or 7% compared to second quarter of 2008
•	Tangible common equity ratio of 8.13%

Net income for the six months ended June 30, 2009 was $10.0 million compared to $21.9 million for the same period in 2008.  Net income available to common shareholders for the six months ended June 30, 2009 was $672 thousand, or $0.01 per diluted common share which included total preferred dividends of $9.3 million, or $0.12 per diluted common share.

“While the second quarter results were impacted by certain unusual items, we took several important steps during the quarter that have helped improve our competitiveness, strengthen the quality of our capital base, and better position Sterling to take full advantage of future growth opportunities,” commented J. Downey Bridgwater, Sterling’s Chairman, President, and Chief Executive Officer.

“During the quarter we raised $55 million in new common equity, became the first Texas bank to repay the TARP investment, and continued to execute our company-wide expense reduction initiative to further align our expense base with our revenues,” Bridgwater continued.  “We continued to improve our loan to deposit ratio by growing deposits and reducing our energy and non-owner occupied commercial real estate loans.  While the current economic environment has caused our nonperforming assets to increase, we continue to aggressively monitor and actively work through these assets to help minimize associated costs.”

Sterling Bancshares, Inc., News Release
July 21, 2009

During the second quarter, the Company fully redeemed the $125 million preferred stock that it sold to the U.S. Department of Treasury in December of 2008. The preferred stock was issued pursuant to the U.S. Treasury’s Capital Purchase Program established under TARP.   The Company was approved to pay the funds back without any conditions from regulators.   As a result of the redemption, the Company recorded a one-time $7.5 million charge in the form of an accelerated deemed dividend to account for the difference between the amount at which the preferred stock sale had been initially recorded and its redemption price.  Additionally, during the second quarter, the Company completed an equity offering of $55 million of common stock.

Average deposits increased $117 million to $4.0 billion at June 30, 2009, up 3.0% on a linked-quarter basis and up $403 million or 11.3% compared to June 30, 2008.  This deposit growth has further strengthened the Company’s balance sheet by improving the average loan to deposit ratio to 91.8% for the second quarter of 2009 down from 102.0% for the same quarter in 2008.

Average total loans decreased $140 million or 3.7% on a linked-quarter basis to $3.6 billion at June 30, 2009 and increased $6.4 million since June 30, 2008.  The decline in loan growth during the second quarter was primarily due to principal reductions in energy loans, commercial real estate loans and slowing demand resulting from customer decisions to defer new projects, reduce inventory positions, and pay down lines of credit.

At June 30, 2009, nonperforming assets were $125 million or 2.55% of total assets compared to $111 million or 2.18% at March 31, 2009.  The increase in nonperforming loans was primarily concentrated in the commercial real estate and residential categories.

Net charge-offs for the second quarter of 2009 were $15.1 million or 1.67% of average total loans, compared to $2.0 million or 0.22% of average total loans, for the first quarter of 2009.  Net charge-offs for the six month period ended June 30, 2009 were $17.2 million or 0.93% of average total loans, up from $5.1 million or 0.29%, for the same period in 2008.  The increase in charge-offs during the second quarter included a $9.6 million charge-off related to Semgroup (a previously disclosed nonperforming energy loan relationship) which had previously been provided for in our allowance for loan losses. At June 30, 2009, the total allowance for credit losses was $54.2 million or 1.53% of period-end total loans, down from $57.8 million or 1.55% of period-end total loans linked-quarter.

Tax-equivalent net interest income for the second quarter of 2009 was $49.0 million, up $54.0 thousand linked-quarter. Tax-equivalent net interest margin was 4.33% for the second quarter of 2009, up one basis point from 4.32% for the first quarter of 2009.

Noninterest income decreased $305 thousand on a linked-quarter basis and $294 thousand for the six months ended June 30, 2009 compared to the same period in 2008.  This decrease was due in part to a decrease in wealth management and customer service fees during 2009.

Total noninterest expense increased $4.4 million for the second quarter of 2009 as compared with the first quarter of 2009 and $8.5 million for the six month period ended June 30, 2009 compared to the same period in 2008.  Salaries and benefits increased $1.9 million on a linked-quarter basis and $4.8 million for the first six months of 2009 compared to 2008, due primarily to severance costs of $2.1 million recorded during the second quarter of 2009.  It is estimated these reductions will result in future savings of approximately $5 million annually.   FDIC insurance premiums increased $2.8 million for the second quarter of 2009 compared to the first quarter of 2009 and increased $4.0 million for the six month period ended June 30, 2009 compared to the same period in 2008.  The Company recorded a special FDIC assessment of $2.3 million during the second quarter of 2009.

Sterling Bancshares, Inc., News Release
July 21, 2009

As of June 30, 2009, Sterling had total assets of $4.9 billion, total loans of $3.5 billion and total deposits of $4.0 billion.  Shareholders’ equity of $570 million at June 30, 2009 was 11.61% of total assets.  Book value per common share at period-end was $6.98.

Conference Call
Management of Sterling will host a conference call for investors and analysts that will be broadcast live via telephone and over the Internet on Tuesday, July 21, 2009 at 11:00 a.m. Eastern Time.  To participate, visit the Investor Relations section of the Company’s web site at http://www.banksterling.com or call (480) 629-9027.  An audio archive of the call will also be available on the web site beginning Wednesday, July 22, 2009.

A telephone replay of the conference call will be available beginning Tuesday, July 21, 2009 at 12:00 p.m. until Tuesday, July 28, 2009 at 11:59 p.m. Central Time by dialing (800) 475-6701. The access code for the replay is 106511.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve risks and uncertainties and are based on beliefs and assumptions of management at the time that this release was prepared.  The Company does not assume any obligation to update the forward-looking statements.  There are several factors, many beyond the Company’s control, that could cause results to differ significantly from expectations including:  adverse changes in the loan portfolio and the resulting credit risk-related losses and expenses; potential inadequacy of the allowance for credit losses; the ability to maintain or improve origination volumes; competitive influences on product pricing; the ability to integrate acquisitions and realize expected cost savings and revenue enhancements, effects of changes in interest rates on net interest margin and changes in federal and state regulations and laws.  Additional factors can be found in the Company's 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s web site (www.sec.gov).

About Sterling Bancshares
Sterling Bancshares, Inc. is a Houston-based bank holding company with total assets of $4.9 billion, which operates 61 banking centers in the greater metropolitan areas of Houston, San Antonio, Dallas and Fort Worth, Texas. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “SBIB”.  For more information on Sterling Bancshares, please visit the Company’s web site at http://www.banksterling.com.

–Tables to follow–

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended			Year-to-date
	Jun. 30,	Mar. 31,	Jun. 30,
	2009	2009	2008	2009	2008
Profitability

Net income	$2,607	$7,407	$10,307	$10,014	$21,916
Net income (loss) applicable to common shareholders	$(4,851)	$5,523	$10,307	$672	$21,916

Earnings (loss) per common share (1)
Basic	$(0.06)	$0.08	$0.14	$0.01	$0.30
Diluted	$(0.06)	$0.08	$0.14	$0.01	$0.30

Return on average common equity (2)	(3.46)%	4.21%	8.26%	0.25%	8.84%
Return on average tangible common equity (2)	(4.79)%	6.93%	13.69%	0.79%	14.61%

Return on average assets (2)	0.21%	0.59%	0.86%	0.40%	0.93%
Return on average tangible assets (2)	0.25%	0.65%	0.92%	0.45%	1.01%

Tax equivalent net interest margin (3)	4.33%	4.32%	4.66%	4.32%	4.67%

Efficiency Ratio (4):
Consolidated	70.54%	66.12%	61.31%	68.33%	61.81%
Sterling Bank	68.37%	64.18%	59.49%	66.27%	59.83%

Liquidity and Capital Ratios
Average loans to average deposits	91.81%	98.22%	102.02%	94.95%	99.37%
Period-end stockholders' equity to total assets	11.61%	12.75%	10.07%	11.61%	10.07%
Average stockholders' equity to average assets	12.14%	12.81%	10.38%	12.48%	10.56%
Period-end tangible capital to total tangible assets	8.13%	9.42%	6.49%	8.13%	6.49%
Period-end tangible common capital to total tangible assets	8.13%	7.00%	6.49%	8.13%	6.49%
Tier 1 capital to risk-weighted assets	11.08%	12.49%	9.14%	11.08%	9.14%
Total capital to risk-weighted assets	13.72%	15.37%	11.70%	13.72%	11.70%
Tier 1 leverage ratio (Tier 1 capital to average assets)	9.38%	10.59%	8.20%	9.38%	8.20%

Other Data
Shares used in computing earnings per common share:
Basic shares	77,894	73,285	73,137	75,602	73,144
Diluted shares	78,205	73,471	73,419	75,862	73,412
End of period common shares outstanding	81,685	73,300	73,160	81,685	73,160

Book value per common share at period-end:
Total	$6.98	$7.21	$6.76	$6.98	$6.76
Tangible	$4.70	$4.67	$4.19	$4.70	$4.19
Cash dividends paid per common share	$0.055	$0.055	$0.055	$0.110	$0.110
Common stock dividend payout ratio	154.89%	54.47%	39.06%	80.61%	36.74%
Full-time equivalent employees	1,038	1,124	1,126	1,038	1,126
Number of banking centers	61	60	59	61	59

STERLING BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(dollars in thousands)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2009	2009	2008	2008	2008
ASSETS
Cash and cash equivalents	$74,736	$142,769	$113,163	$113,070	$142,964
Available-for-sale securities, at fair value	766,536	673,960	633,357	543,545	568,329
Held-to-maturity securities, at amortized cost	163,611	169,973	172,039	174,434	175,635

Loans held for sale	1,642	1,395	1,524	322	112,614
Loans held for investment	3,537,221	3,727,368	3,792,290	3,744,772	3,542,994
Total loans	3,538,863	3,728,763	3,793,814	3,745,094	3,655,608
Allowance for loan losses	(53,075)	(56,703)	(49,177)	(45,222)	(41,651)
Loans, net	3,485,788	3,672,060	3,744,637	3,699,872	3,613,957

Premises and equipment, net	50,272	50,738	46,875	41,195	40,311
Real estate acquired by foreclosure	8,095	8,144	5,625	4,562	4,293
Goodwill	173,210	173,210	173,210	173,210	173,104
Core deposits and other intangibles, net	12,744	13,309	13,874	14,444	15,031
Accrued interest receivable	18,189	18,285	19,428	17,968	18,712
Other assets	159,186	152,383	157,771	164,929	157,118
TOTAL ASSETS	$4,912,367	$5,074,831	$5,079,979	$4,947,229	$4,909,454

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing demand	$1,127,717	$1,173,745	$1,123,746	$1,085,882	$1,135,296
Interest-bearing demand	1,670,437	1,586,754	1,523,969	1,397,614	1,409,220
Certificates and other time	1,160,081	1,173,958	1,171,422	1,090,624	1,149,819
Total deposits	3,958,235	3,934,457	3,819,137	3,574,120	3,694,335
Other borrowed funds	176,631	278,274	408,586	668,069	521,395
Subordinated debt	77,028	78,310	78,335	74,266	73,816
Junior subordinated debt	82,734	82,734	82,734	82,734	82,734
Accrued interest payable and other liabilities	47,631	53,942	48,048	46,145	42,640
Total liabilities	4,342,259	4,427,717	4,436,840	4,445,334	4,414,920

COMMITMENTS AND CONTINGENCIES	-	-	-	-	-

SHAREHOLDERS' EQUITY
Preferred stock	-	118,332	118,012	-	-
Common stock	83,552	75,168	75,128	75,086	75,028
Capital surplus	170,708	122,877	121,918	113,611	112,402
Retained earnings	324,619	333,498	332,009	326,826	323,765
Treasury stock	(21,399)	(21,399)	(21,399)	(21,399)	(21,399)
Accumulated other comprehensive income, net of tax	12,628	18,638	17,471	7,771	4,738
Total shareholders' equity	570,108	647,114	643,139	501,895	494,534
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,912,367	$5,074,831	$5,079,979	$4,947,229	$4,909,454

STERLING BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended					Year-to-date
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
Interest income:	2009	2009	2008	2008	2008	2009	2008
Loans, including fees	$51,691	$53,000	$58,387	$59,636	$60,082	$104,691	$123,134
Securities:
Taxable	8,815	8,558	7,989	7,714	7,408	17,373	13,957
Non-taxable	890	900	907	909	908	1,790	1,816
Other interest-earning assets	26	6	3	55	54	32	117
Total interest income	61,422	62,464	67,286	68,314	68,452	123,886	139,024

Interest expense:
Demand and savings deposits	3,886	3,492	3,645	4,136	3,889	7,378	9,504
Certificates and other time deposits	6,503	7,467	8,041	8,763	8,662	13,970	20,639
Other borrowed funds	425	812	2,414	3,432	3,409	1,237	5,761
Subordinated debt	885	979	1,380	1,198	864	1,864	1,896
Junior subordinated debt	1,155	1,204	1,430	1,317	1,384	2,359	2,984
Total interest expense	12,854	13,954	16,910	18,846	18,208	26,808	40,784
Net interest income	48,568	48,510	50,376	49,468	50,244	97,078	98,240
Provision for credit losses	11,500	9,000	7,500	10,100	8,167	20,500	12,317
Net interest income after provision for credit losses	37,068	39,510	42,876	39,368	42,077	76,578	85,923

Noninterest income:
Customer service fees	3,752	4,112	3,865	3,882	4,148	7,864	8,024
Net gain (loss) on securities	(2)	15	(57)	(187)	-	13	-
Wealth management fees	1,840	2,202	2,028	2,255	2,363	4,042	4,701
Other	4,903	4,469	3,805	3,851	4,359	9,372	8,860
Total noninterest income	10,493	10,798	9,641	9,801	10,870	21,291	21,585

Noninterest expense:
Salaries and employee benefits	24,152	22,277	21,937	21,692	20,865	46,429	41,624
Occupancy	6,168	5,869	5,790	5,367	5,360	12,037	10,625
Technology	2,475	2,505	2,559	2,600	2,305	4,980	4,635
Professional fees	1,157	1,197	1,226	1,257	1,215	2,354	2,224
Postage, delivery and supplies	760	721	765	871	963	1,481	2,036
Marketing	499	431	781	627	724	930	1,137
Core deposits and other intangibles amortization	565	565	571	586	586	1,130	1,171
Acquisition costs	-	-	-	-	-	-	562
FDIC insurance assessments	4,001	1,232	762	561	596	5,233	1,201
Other	4,244	4,801	4,726	5,436	5,094	9,045	9,881
Total noninterest expense	44,021	39,598	39,117	38,997	37,708	83,619	75,096

Income before income taxes	3,540	10,710	13,400	10,172	15,239	14,250	32,412
Provision for income taxes	933	3,303	3,787	3,082	4,932	4,236	10,496
Net income	$2,607	$7,407	$9,613	$7,090	$10,307	$10,014	$21,916

Preferred stock dividends	7,458	1,884	398	-	-	9,342	-
Net income (loss) applicable to common shareholders	$(4,851)	$5,523	$9,215	$7,090	$10,307	$672	$21,916
Earnings (loss) per common share (1):
Basic	$(0.06)	$0.08	$0.13	$0.10	$0.14	$0.01	$0.30
Diluted	$(0.06)	$0.08	$0.13	$0.10	$0.14	$0.01	$0.30

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Jun. 30,			Mar. 31,
	2009			2009
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$2,714	$40	5.84%	$1,876	$26	5.66%
Loans held for investment:
Taxable	3,634,159	51,598	5.69%	3,775,098	52,914	5.68%
Non-taxable (3)	5,294	77	5.87%	5,049	88	7.04%
Securities:
Taxable	761,249	8,815	4.64%	709,776	8,558	4.89%
Non-taxable (3)	96,447	1,292	5.37%	96,892	1,302	5.45%
Other interest-earning assets	39,815	26	0.26%	9,997	6	0.24%
Total interest-earning assets	4,539,678	61,848	5.46%	4,598,688	62,894	5.55%

Noninterest-earning assets	451,642			473,251
Total Assets	$4,991,320			$5,071,939
Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,674,468	$3,886	0.93%	$1,565,770	$3,492	0.90%
Certificates and other time	1,175,434	6,503	2.22%	1,154,420	7,467	2.62%
Other borrowed funds	216,342	425	0.79%	365,408	812	0.90%
Subordinated debt	77,701	885	4.57%	77,820	979	5.10%
Junior subordinated debt	82,734	1,155	5.60%	82,734	1,204	5.90%
Total interest-bearing liabilities	3,226,679	12,854	1.60%	3,246,152	13,954	1.74%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,158,883			1,175,928
Shareholders' equity	605,758			649,859
Total Liabilities and Shareholders' Equity	$4,991,320			$5,071,939
Tax Equivalent Net Interest Income and Margin (3)		48,994	4.33%		48,940	4.32%

Tax equivalent adjustment:
Loans		24			28
Securities		402			402
Total tax equivalent adjustment		426			430
Net Interest Income		$48,568			$48,510

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Year-to-date
	2009			2008
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$2,297	$66	5.77%	$86,566	$2,925	6.79%
Loans held for investment:
Taxable	3,704,239	104,512	5.69%	3,471,827	120,136	6.96%
Non-taxable (3)	5,172	165	6.44%	2,648	106	8.10%
Securities:
Taxable	735,655	17,373	4.76%	595,068	13,957	4.72%
Non-taxable (3)	96,668	2,595	5.41%	97,113	2,536	5.25%
Other interest-earning assets	24,989	32	0.26%	10,409	117	2.26%
Total interest-earning assets	4,569,020	124,743	5.51%	4,263,631	139,777	6.59%

Noninterest-earning assets	462,387			456,810
Total Assets	$5,031,407			$4,720,441
Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,620,419	$7,378	0.92%	$1,424,169	$9,504	1.34%
Certificates and other time	1,164,985	13,970	2.42%	1,091,002	20,639	3.80%
Other borrowed funds	290,463	1,237	0.86%	459,351	5,761	2.52%
Subordinated debt	77,760	1,864	4.83%	49,392	1,896	7.72%
Junior subordinated debt	82,734	2,359	5.75%	82,734	2,984	7.25%
Total interest-bearing liabilities	3,236,361	26,808	1.67%	3,106,648	40,784	2.64%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,167,360			1,115,258
Shareholders' equity	627,686			498,535
Total Liabilities and Shareholders' Equity	$5,031,407			$4,720,441
Tax Equivalent Net Interest Income and Margin (3)		97,935	4.32%		98,993	4.67%

Tax equivalent adjustment:
Loans		52			33
Securities		805			720
Total tax equivalent adjustment		857			753
Net Interest Income		$97,078			$98,240

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008
Condensed Average Balance Sheet
Loans held for sale	$2,714	$1,876	$684	$110,721	$94,801
Loans held for investment	3,639,453	3,780,147	3,795,340	3,602,853	3,540,977
Total loans	3,642,167	3,782,023	3,796,024	3,713,574	3,635,778
Available-for-sale securities, at fair value	689,541	635,423	573,073	564,779	543,696
Held-to-maturity securities, at amortized cost	168,155	171,245	173,584	174,980	175,912
Other interest-earning assets	39,815	9,997	4,366	11,448	10,998
Total interest-earning assets	4,539,678	4,598,688	4,547,047	4,464,781	4,366,384
Goodwill	173,210	173,210	173,210	173,106	172,690
Core deposits and other intangibles, net	13,028	13,587	14,158	14,740	15,322
All other noninterest-earning assets	265,404	286,454	301,516	281,156	283,069
Total assets	$4,991,320	$5,071,939	$5,035,931	$4,933,783	$4,837,465
Noninterest-bearing demand deposits	$1,117,335	$1,130,230	$1,116,607	$1,093,053	$1,090,439
Interest-bearing deposits:
Interest-bearing demand deposits	1,674,468	1,565,770	1,407,482	1,410,719	1,417,453
Jumbo certificates of deposit	658,983	651,798	634,499	677,251	642,066
Regular certificates of deposit	308,842	306,686	306,224	316,567	302,790
Brokered certificates of deposit	207,609	195,936	162,654	151,378	111,166
Total deposits	3,967,237	3,850,420	3,627,466	3,648,968	3,563,914
Other borrowed funds	216,342	365,408	667,933	581,212	595,081
Subordinated debt	77,701	77,820	75,354	74,098	49,511
Junior subordinated debt	82,734	82,734	82,734	82,734	82,734
Accrued interest payable and other liabilities	41,548	45,698	44,340	43,608	44,109
Total liabilities	4,385,562	4,422,080	4,497,827	4,430,620	4,335,349
Common equity	561,540	531,736	510,965	503,163	502,116
Preferred equity	44,218	118,123	27,139	-	-
Total shareholders' equity	605,758	649,859	538,104	503,163	502,116
Total liabilities and shareholders' equity	$4,991,320	$5,071,939	$5,035,931	$4,933,783	$4,837,465
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2009	2009	2008	2008	2008
Period-end Loans:
Loans held for sale	$1,642	$1,395	$1,524	$322	$112,614
Loans held for investment:
Commercial and industrial	930,445	1,060,572	1,107,519	1,094,767	1,008,410
Real Estate:
Commercial	1,768,824	1,788,488	1,765,843	1,564,989	1,473,843
Construction and development	458,386	499,262	545,303	732,174	728,217
Residential mortgage	323,520	320,021	309,665	284,036	258,600
Consumer/other	56,046	59,025	63,960	68,806	73,924
Loans held for investment	3,537,221	3,727,368	3,792,290	3,744,772	3,542,994
Total period-end loans	$3,538,863	$3,728,763	$3,793,814	$3,745,094	$3,655,608
Period-End Deposits:
Noninterest-bearing demand	$1,127,717	$1,173,745	$1,123,746	$1,085,882	$1,135,296
Interest-bearing demand	1,670,437	1,586,754	1,523,969	1,397,614	1,409,220
Certificates and other time deposits:
Jumbo	644,965	666,722	660,427	636,447	674,891
Regular	306,988	301,047	317,719	304,050	318,762
Brokered	208,128	206,189	193,276	150,127	156,166
Total period-end deposits	$3,958,235	$3,934,457	$3,819,137	$3,574,120	$3,694,335

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended					Year-to-date
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2009	2009	2008	2008	2008	2009	2008
Allowance For Credit Losses
Allowance for loan losses at beginning of period	$56,703	$49,177	$45,222	$41,651	$35,681	$49,177	$34,446
Charge-offs:
Commercial, financial and industrial	13,523	1,960	1,764	3,713	2,210	15,483	3,931
Real estate, mortgage and construction	1,903	438	1,629	1,879	252	2,341	1,733
Consumer	331	460	648	657	351	791	654
Total charge-offs	15,757	2,858	4,041	6,249	2,813	18,615	6,318
Recoveries:
Commercial, financial and industrial	286	640	286	277	477	926	829
Real estate, mortgage and construction	180	98	5	28	23	278	84
Consumer	163	94	205	142	116	257	293
Total Recoveries	629	832	496	447	616	1,461	1,206
Net charge-offs	15,128	2,026	3,545	5,802	2,197	17,154	5,112
Provision for loan losses	11,500	9,552	7,500	9,373	8,167	21,052	12,317
Allowance for loan losses at end of period	$53,075	$56,703	$49,177	$45,222	$41,651	$53,075	$41,651

Allowance for unfunded loan commitments at beginning of period	1,102	1,654	1,654	927	927	1,654	927
Provision for losses on unfunded loan commitments	-	(552)	-	727	-	(552)	-
Allowance for unfunded loan commitments at end of period	1,102	1,102	1,654	1,654	927	1,102	927
Total allowance for credit losses	$54,177	$57,805	$50,831	$46,876	$42,578	$54,177	$42,578

Nonperforming Assets
Nonperforming loans:
Nonaccrual	$114,069	$102,450	$87,491	$70,538	$48,921	$114,069	$48,921
Restructured	2,828	-	-	-	-	2,828	-
Real estate acquired by foreclosure	8,095	8,144	5,625	4,562	4,293	8,095	4,293
Other repossessed assets	419	144	154	234	118	419	118
Total nonperforming assets	$125,411	$110,738	$93,270	$75,334	$53,332	$125,411	$53,332
Accruing loans past due 90 days or more	$2,112	$7,464	$8,448	$3,142	$2,224	$2,112	$2,224

Ratios
Period-end allowance for credit losses to period-end loans	1.53%	1.55%	1.34%	1.25%	1.16%	1.53%	1.16%
Period-end allowance for loan losses to period-end loans	1.50%	1.52%	1.30%	1.21%	1.14%	1.50%	1.14%
Period-end allowance for loan losses to nonperforming loans	45.40%	55.35%	56.21%	64.11%	85.14%	45.40%	85.14%
Nonperforming loans to period-end loans	3.30%	2.75%	2.31%	1.88%	1.34%	3.30%	1.34%
Nonperforming assets to period-end assets	2.55%	2.18%	1.84%	1.52%	1.09%	2.55%	1.09%
Net charge-offs to average loans (2)	1.67%	0.22%	0.37%	0.62%	0.24%	0.93%	0.29%

STERLING BANCSHARES, INC.
FOOTNOTES TO EARNINGS RELEASE

(1)
Earnings per share in each quarter is computed individually using the weighted-average number of shares outstanding during that quarter while earnings per share for the full period is computed using the weighted-average number of shares outstanding during the year. Thus, the sum for all quarters does not necessarily equal the full period earnings per share.

(2)	Interim periods annualized.

(3)	Taxable-equivalent basis assuming a 35% tax rate.

(4)
The efficiency ratio is calculated by dividing noninterest expense less acquisition costs, hurricane related costs and a one-time severance charge by tax equivalent basis net interest income plus noninterest income less net gain (loss) on investment securities.